Exhibit 23.2

CONSENT OF VEDDER PRICE P.C.

We hereby consent to the incorporation by reference of our opinion letter dated February 23, 2012, issued to Grant Park Futures Fund Limited Partnership (“Grant Park”) in the list of exhibits included in Grant Park’s Registration Statement on Form S-1 (File No. 333-223480), as amended, filed on the date hereof (the “Registration Statement”) relating to the legality of the limited partnership units to be issued by Grant Park pursuant to the Registration Statement, that was included as an exhibit to Grant Park’s prior Registration Statement on Form S-1 filed with the Securities and Exchange Commission on February 23, 2012 (File No. 333-179641), and to the reference of our name under the heading “Legal Matters” in the Prospectus included in the Registration Statement.

In giving such consent, we do not admit that we are included in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.

/s/ Vedder Price P.C

VEDDER PRICE P.C.

Chicago, Illinois

May 10, 2018